As filed with the Securities and Exchange Commission on January 13, 2015.

Registration Statement No. 333-201212

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFRAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	3845	04-3502540
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

34 Third Avenue

Burlington, Massachusetts 01803

Tel: (781) 221-0053

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald Southard

President and Chief Executive Officer

Infraredx, Inc.

34 Third Avenue

Burlington, Massachusetts 01803

Tel: (781) 221-0053

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicole Brookshire, Esq. Richard Segal, Esq. Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300	Glenn R. Pollner, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☒	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	$55,000,000	$6,391

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-201212) is to file Exhibits 4.1 and 10.13 to the Registration Statement. No other changes have been made to the Registration Statement or the preliminary prospectus forming part thereof. Accordingly, Parts I and II of the Registration Statement have been omitted from this Amendment No. 1 to Registration Statement on Form S-1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on the 13th day of January, 2015.

INFRAREDX, INC.

/s/ Donald Southard
Donald Southard President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald Southard Donald Southard	President, Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2015

/s/ Michael Guarasci Michael Guarasci	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 13, 2015

*	Chairman of the Board of Directors	January 13, 2015
James Muller, M.D.

*	Director	January 13, 2015
William Holland

*	Director	January 13, 2015
Kenneth Jones

*	Director	January 13, 2015
Robert McNeil, Ph.D.

*	Director	January 13, 2015
Timothy Mills, Ph.D.

*	Director	January 13, 2015
William Priest

*	Director	January 13, 2015
Yoshio Ujihara

*By:	/s/ Donald Southard
Donald Southard, Attorney-in-Fact

II-1

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement.
3.1#	Fifteenth Amended and Restated Certificate of Incorporation of Infraredx, Inc., as amended and as currently in effect.
3.2†	Form of Amended and Restated Certificate of Incorporation to be effective upon the closing of this offering.
3.3#	By-laws of Infraredx, Inc., as currently in effect.
3.4†	Form of Amended and Restated Bylaws to be effective upon the closing of this offering.
4.1	Form of common stock certificate of the Registrant.
4.2#	Ninth Amended and Restated Investor Rights Agreement by and among the Registrant and certain of its stockholders, dated November 12, 2014.
5.1†	Opinion of Cooley LLP.
10.1#	Northwest Park Lease by and between Registrant and The Trustees of N.W. Building 18 Trust dated August 1, 2005, as amended.
10.2+#	Amended and Restated 1999 Stock Option and Incentive Plan and Forms of Incentive Stock Option Agreement and Non-Qualified Option Agreement thereunder.
10.3+†	Form of 2014 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.
10.4+†	Non-Employee Director Compensation Plan to be in effect upon the closing of this offering.
10.5+†	Form of Indemnification Agreement by and between Registrant and each of its directors and executive officers.
10.6+#	Offer Letter Agreement by and between Registrant and Donald Southard dated January 14, 2011.
10.7+#	Offer Letter Agreement by and between Registrant and James Muller, M.D. dated February 20, 2007.
10.8+#	Offer Letter Agreement by and between Registrant and Michael E. Guarasci dated November 19, 2012.
10.9+#	Offer Letter Agreement by and between Registrant and Jason M. Bottiglieri dated August 10, 2011, as supplemented by the Addendum to Existing Employment Agreement dated March 22, 2013.
10.10+#	Offer Letter Agreement by and between Registrant and Steven Chartier dated April 1, 2009.
10.11+#	Offer Letter Agreement by and between Registrant and Grant Frazier dated March 3, 2010.
10.12+#	Offer Letter Agreement by and between Registrant and Stephen Sum dated December 6, 2011.
10.13*	International Distribution Agreement by and between Registrant and Nipro Corporation dated March 30, 2012.
10.14#	Second Amended and Restated Loan and Security Agreement by and among Registrant, General Electric Capital Corporation and certain other parties named therein dated November 12, 2014.
16.1#	Letter from McGladrey LLP to the Securities and Exchange Commission dated November 12, 2014.
23.1#	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2#	Consent of McGladrey LLP, independent registered public accounting firm.
23.3†	Consent of Cooley LLP (included in Exhibit 5.1).
24.1#	Power of Attorney. Reference is made to the signature page hereto.

†	To be filed by amendment.

+	Indicates management contract or compensatory plan.

#	Previously filed.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portion have been filed separately with the Securities and Exchange Commission.